MONEY TRANSFER AGREEMENT

This Money Transfer Agreement ("Agreement") is between Travelers Express Company, Inc. and MoneyGram Payment Systems, Inc. (collectively, "Company") and Ace Cash Express, Inc. ("Ace").

1.      PURPOSE AND EFFECTIVENESS.

         a. The purpose of this Agreement is to authorize Ace (and to the extent Ace so elects, Ace's subsidiaries) to sell and provide Money Transfer Services at the Locations (as defined below). "Money Transfer Services" are the electronic Transfer Send, Transfer Receive and Express Payment transactional services offered by Company under the trade or service mark MoneyGram(R)or any other name, tradename or service mark Company may designate. A "Location" is a location owned and operated by Ace (and to the extent Ace so elects, Ace's subsidiaries) at which it offers check-cashing and other retail financial services (whether through Ace personnel or unmanned machine or equipment); "Location" does not include any location owned and operated by a franchisee of Ace or a franchisee of any of Ace's subsidiaries.

         b. This Agreement is signed by Company and Ace (collectively, "Parties") on the Signature Date (as defined in Section 28). Except for paragraph 1 of Exhibit A attached to this Agreement ("Exhibit A"), however, this Agreement is effective at 12:01 a.m. on January 1, 2001 (the "Effective Date"); paragraph 1 of Exhibit A is effective on the Signature Date.

2.      APPOINTMENT AND RELATIONSHIP.

         a. Company appoints Ace to sell and provide Money Transfer Services only as provided in this Agreement. Ace accepts the appointment only under the terms of this Agreement and agrees not to offer any other competitive money transfer services in any of its Locations while this Agreement is in effect (except that Ace may perform existing contracts at Locations acquired by Ace, though Ace shall terminate any such contract, and offer Money Transfer Services, as soon as is reasonably practicable if there is no economic penalty in the contract and such termination would not be a breach of the contract). Ace also agrees, for itself and its subsidiaries, that it will not permit any other Person (as defined in Section 25) to offer any other competitive money transfer services in space leased or provided by Ace in the Locations. Ace may not create a subagency to offer Money Transfer Services. This Agreement does not include or relate to any franchisee of Ace or any franchisee of any of Ace's subsidiaries or any location of any such franchisee.

         b. "Sales Proceeds" are the amounts of money to be transferred in all Transfer Send transactions (the "Transfer Amounts"), all Consumer Fees (as defined in Section 3.b), and all other cash proceeds from Ace's sale of the Money Transfer Services in
                  Transfer  Send   transactions.   To  the  extent  required  by
                  applicable law, (i) Ace shall hold all Sales Proceeds as "trust funds" and blank Money Transfer Checks (as defined in Section 3.c) in trust for Company and (ii) if Ace commingles the Sales Proceeds with any funds of Ace, the commingled funds are impressed with a trust in favor of Company to the extent of the Sales Proceeds due Company. Except as provided in this Agreement and except for liens and security interests granted to Ace's secured creditors, (A) Ace does not acquire any right, title, or interest in the Sales Proceeds or the blank Money Transfer Checks, and (B) all such Sales Proceeds and blank Money Transfer Checks remain the property of Company.

         c. The Parties are independent. This Agreement does not create or evidence a partnership or joint venture between the Parties. Each Party is solely responsible for its own employees, including the actions or omissions and the compensation of those employees, and neither Party has any authority with respect to the other Party's employees.

3.      MONEY TRANSFER PROCEDURES.

        a.        Numbers.

                  (i) The Numbers (as defined below) must be provided by Ace to Company each time a Transfer Send or Transfer Receive request is made. The "Numbers" are the Identification Number and the PIN assigned to Ace by Company; "Identification Number" means the unique and confidential identification number provided or assigned by Company to each of its authorized agents or trustees conducting Transfer Send and Transfer Receive transactions; "PIN" means a second confidential identification number provided by Company to each of its authorized agents or trustees conducting Transfer Send and Transfer Receive transactions. The PIN can be changed if the security of either Number has been compromised.

                  (ii) Ace agrees to take reasonable precautions to prevent disclosure of the Numbers to, and corresponding access to the Money Transfer Services by, unauthorized Persons and will notify Company promptly if Ace knows or reasonably suspects that the Numbers have been disclosed to any unauthorized Persons. Company will, as soon as practicable thereafter, issue new Numbers to Ace. Ace shall be liable for all use or misuse of the Numbers by any unauthorized Person other than a Person who or which obtained access through any act or omission of Company or under its control. Ace shall assist Company, as reasonably requested, in investigating the circumstances of any use or misuse of the Numbers by any unauthorized Person.

                  (iii) Ace hereby acknowledges that Company will refuse to authorize transactions if the correct Numbers are not provided. Ace agrees that Company shall have the sole and exclusive right, at any time, to refuse any Transfer Send or Transfer Receive request.

        b.        Transfer Send Transactions.

                  (i) For each Transfer Send transaction (which in this Agreement includes an Express Payment transaction),
                           Ace shall collect from the consumer the Transfer Amount and the applicable Consumer Fee(s). "Consumer Fee" means a variable fee, as designated from time to time by Company, that Ace or any other of Company's agents or trustees for Money Transfer Services shall charge each consumer making a Transfer Send transaction.  Subject  to  subsection  (ii)  of  this
                           Section 3.b, Company shall provide Ace a Consumer Fee schedule, which Company may from time to time amend by providing at least 30 days' prior written notice of the amendment to Ace. Ace shall not charge consumers additional fees of any kind or nature for any Transfer Send transaction.

                  (ii) Except for temporary Consumer Fees established only for promotional pricing purposes, each Consumer Fee included in the Consumer Fee schedule provided to Ace for each of the Locations in a Market (as defined below) shall be within * of the corresponding Consumer Fee that each other agent or trustee of Company for Money Transfer Services with retail locations in that Market (a "Same-Market Agent") is permitted to charge. For the purpose of this Section 3.b(ii), "Market" means a Designated Market Area (as defined by Nielsen Media Research). But if any Same-Market Agent is ever permitted to charge any Consumer Fee that would be at least * greater or at least * less than the corresponding Consumer Fee that Ace may charge at the Locations in that Market (a "Triggering Consumer Fee"), then Company shall offer to amend Ace's Consumer Fee schedule by amending or adjusting Ace's Consumer Fee to be the same as the Same-Market Agent's Consumer Fee. Company shall make such offer by giving written notice thereof to Ace either (A) at least 30 days before the Triggering Consumer Fee is implemented at any of the Same-Market Agent's locations in the Market, or (B) promptly upon learning that Ace proposes to open or acquire a Location at which Money Transfer Services will be offered in a Market in which a Same Market Agent is permitted to charge a Triggering Consumer Fee (in which case Ace shall have 30 days from receipt of that offer to accept or reject the offer). If Ace elects to accept the proposed amendment to its

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*  Confidential  treatment  has been  requested  for  certain  portions  of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

                           Consumer Fee (and Consumer Fee schedule), then (x) Company must implement the adjusted or amended Consumer Fee at each Location in the Market, in the case of clause (A) above, no later than 14 days after the Same-Market Agent first offers Money Transfer Services for that Consumer Fee at its locations in the Market or, in the case of clause (B) above, no later than 14 days after Ace accepts the proposed amendment to its Consumer Fee (and Consumer Fee schedule), and (y) that adjusted or amended Consumer Fee shall remain in effect (subject to the occurrence of another Triggering Consumer Fee) for one year after it is first implemented or for so long as the same Consumer Fee is effective for the Same-Market Agent, whichever is less; after that required period of effectiveness, Company shall (if Ace so requests in writing) restore the Consumer Fee to the level or amount in effect before the adjustment or amendment. Ace's election to accept a proposed amendment to its Consumer Fee must be made by written notice to Company within the applicable 30-day election period described in clause (A) or clause (B) above; if Ace does not give that notice within that 30-day period, Ace shall be deemed to have refused the proposed amendment. In the event of any Triggering Consumer Fee, whether or not Ace elects to accept a proposed amendment to its Consumer Fee, Company agrees that it will not advertise or promote, or cause the
                           Same-Market Agent to advertise or promote, the discrepancy between the Same-Market Agent's Consumer Fee and Ace's corresponding Consumer Fee (though Ace acknowledges that Company shall have no obligation to prohibit or stop any such advertising or promotion solely on the part of the Same-Market Agent). Ace understands that any decrease in Consumer Fees that it charges may result in reduced commissions (unless the Parties otherwise agree).

                  (iii) Ace agrees to sell Money Transfer Services for cash, though Ace may accept another form of payment; however, if Ace sells a Money Transfer Service for other than cash, Ace will nevertheless be liable to Company for an amount of cash equal to the Sales Proceeds.

                  (iv) Ace is fully responsible and unconditionally liable to Company under this Agreement for all Transfer Send transactions initiated by giving the Numbers to Company's transaction center.

                  (v) Ace shall remit to Company, by deposit in the Trust Account so that Company may initiate an ACH debit against the Trust Account, all Sales Proceeds, or an amount equal to all Sales Proceeds, associated with all Transfer Send transactions and Consumer Fees no later than the first business day after the Transfer Send transaction is initiated.

         c.       Transfer Receive Transactions.

                  (i) Ace shall follow the computerized or telephonic authorization procedures specified by Company, which are applicable generally to all of Company's authorized agents or trustees for Money Transfer Services, prior to disbursement of the Transfer Amount.

                  (ii) Ace shall maintain the ability to disburse at least $500 in cash for each Transfer Receive. If a Transfer Receive involves a Transfer Amount which exceeds $500 or if the recipient requests disbursement in a form other than cash, Ace will disburse the Transfer Receive amount by issuing a Money Transfer Check to the recipient, or in such other form as approved by Company. A "Money Transfer Check" is a special draft, in a form provided to Ace by Company, evidencing Company's obligation to pay cash. Ace shall deposit in the Trust Account Money Transfer Checks in the amount of each Transfer Receive transaction paid out in cash in order to itself receive reimbursement for cash disbursed. Ace shall not charge a fee of any kind for cashing a Money Transfer Check issued by Ace in connection with a Transfer Receive transaction. Money Transfer Checks are not to be used by Ace for any purpose other than in connection with the Money Transfer Services.

                  (iii) Ace is fully responsible and unconditionally liable to Company under this Agreement for all amounts which Ace, pursuant to a Transfer Receive transaction, wrongfully disburses either to a Person other than the intended recipient or as a result of paying out an incorrect amount. Ace shall pay all such wrongful disbursement amounts to Company within 30 days after written demand therefor from the Company.

4.      SUPPLIES AND SOFTWARE.

        a. On or for the Effective Date and thereafter from time to time as reasonably requested by Ace, Company shall (at no charge to Ace) distribute Money Transfer Checks to the Locations in such quantities as Ace may reasonably request.

        b. On or for the Effective Date and thereafter from time to time as reasonably requested by Ace, Company shall (at no charge to Ace) distribute to the Locations such forms and supplies as may be necessary for Ace to conduct the Money Transfer Services at those Locations.

         c. Company shall provide Ace various interior signs and display materials prepared by Company at its expense to advertise and promote the Money Transfer Services ("Promotional Materials"). Company shall provide to Ace for review, before shipment to any Location, each type or form of the Promotional Materials that Company proposes for use or display at any Location. Upon Ace's approval thereof (which may not be unreasonably withheld or delayed), Company shall (at its own expense) ship the Promotional Materials directly to the Locations in such quantities as Ace may reasonably request; that shipment may be by whatever means Company deems appropriate. Ace shall display the approved Promotional Materials at the Locations at which the Money Transfer Services are offered. Company shall afford Ace an opportunity to receive, and if Ace so elects shall provide Ace, each type of Promotional Material that Company prepares for use by its agents or trustees for Money Transfer Services. The Promotional Materials in Ace's possession or control may be used by Ace only for the purposes of this Agreement, and shall remain the property of Company. Ace's right to use the Promotional Materials shall cease upon expiration or termination of this Agreement. Ace shall destroy any Promotional Materials in Ace's possession or control upon expiration or termination of this Agreement.

         d. Company hereby grants Ace a nonexclusive license to use, and shall provide Ace the necessary copies (in object code) of, Company's transaction software that permits its agents or trustees to sell and provide Money Transfer Services ("Software"), for use with Ace's point-of-sale system. Company shall also provide Ace the necessary copies of each update or revision to the Software provided to any of Company's agents or trustees for Money Transfer Services during the effectiveness of this Agreement (and each such provided update or revision shall be included in "Software"); before providing any update or revision to the Software, however, Company shall give Ace at least 90 days' prior written notice thereof and shall afford Ace's chief information officer an opportunity to review and test that update or revision. The Software may be used by Ace only as permitted by this Agreement, and shall remain the property of Company. Ace agrees to maintain a telephone line to communicate transaction data to Company's transaction center through Company's toll-free number; this may be a shared line. The Software will be programmed to call daily to Company's toll-free number. The Software contains technology protected by patents and trade secrets. Ace may not reverse engineer or decompile the Software. Ace's right and license to use the Software under this Agreement shall cease upon expiration or termination of this Agreement. Ace shall destroy all copies of the Software in Ace's possession or control upon expiration or termination of this Agreement.

5.       PERSONNEL AND SPACE; LIMITATION OR SUSPENSION.

         a. Ace agrees to furnish all personnel, space, and utilities necessary and appropriate, in Ace's good-faith judgment, for offering, selling, and providing Money Transfer Services at the Locations at which Money Transfer Services are offered, sold, and provided.

         b. To the extent that Company may, upon advice of counsel, reasonably deem it necessary in order to avoid any violation of law or of any order, judgment, or decree of any court or request of any other governmental authority or agency having authority over Company, Company may, by prior oral notice

                  (confirmed promptly by written notice) to Ace, (i) limit the number of Money Transfer Services transactions or the dollar amount of Money Transfer Services that Ace may sell or provide or (ii) suspend Ace's right under this Agreement to sell or provide any Money Transfer Services. If Company takes action under the preceding sentence due to Company's receipt of any written notice or communication from any agency or other governmental authority, Company shall provide Ace with a copy of such notice or communication within one business day after Company's receipt of it, unless prohibited from doing so. In addition, Company will give Ace prompt written notice (unless prohibited) if Company learns of any pending or overtly threatened action or proceeding or investigation that is reasonably likely to result in such a notice or communication. Ace will immediately stop selling or providing Money Transfer Services if a governmental agency or authority specifically orders that Ace stop selling or providing Money Transfer Services.

         c. To the extent that Company may reasonably deem it necessary to investigate or respond to any fraudulent or other illegal activity, or any reasonably suspected fraudulent or illegal activity, involving the use of Money Transfer Services at any Location, Company may suspend Ace's right to offer, sell, and provide Money Transfer Services at a Location; this suspension, however, shall be limited to only such time and scope as are necessary to permit Company to so diligently investigate or respond. Any such suspension or investigation or response by Company shall be performed or conducted in such a manner as to interfere as little as possible with Ace's other business and operations at the Location.

6.       CARE OF COMPANY'S PROPERTY.

         Ace agrees to safeguard Sales Proceeds and blank Money Transfer Checks with the same degree of care that a normally prudent person would give to his own property. Ace will remain liable to Company for the Sales Proceeds to be remitted until Company has received collected funds in the full amount of the Sales Proceeds.

7.       RESPONSIBILITIES -- ACE.

         a. Ace is responsible for, and agrees to indemnify Company against, any and all losses, damages, and expenses (including attorneys' fees) which Company may sustain or incur resulting from any act or failure to act (whether negligent, dishonest, or otherwise) by Ace or any of Ace's employees or other representatives (not including any franchisees) (whether or not acting within the scope of employment) relating to this Agreement.

         b. Ace agrees to indemnify Company against any loss of blank Money Transfer Checks that may occur by crime or mysterious disappearance, except as stated in Section 8.a.

8.      RESPONSIBILITIES -- COMPANY.

         a. Company (and not Ace) will be responsible for loss of a blank Money Transfer Check only when all of the following conditions occur:

                  (i) The loss is not the result of Ace's intentional misconduct or breach of this Agreement;

                  (ii) Ace has given the same protection to the blank Money Transfer Check that a prudent person would give to his own cash;

                  (iii) Company receives a report of the loss, including the serial number of the missing blank Money Transfer Check, by telephone at least 24 hours before the Money Transfer Check is presented to Company for payment; and

                  (iv) Ace promptly submits to Company, by notice in accordance with Section 23, a report describing the loss and listing the serial number of the lost blank Money Transfer Check.

         b. Ace is not responsible to Company for counterfeited items resembling Money Transfer Checks except to the extent that Ace's act or failure to act contributed to or permitted the counterfeiting.

         c. Company will provide assistance to Ace, upon reasonable request, in tracing lost, stolen, or missing Money Transfer Checks. Company will act as quickly as possible on any report from Ace made pursuant to Section 8.a(iii).

         d. Company is responsible for, and agrees to indemnify Ace against, any and all losses, damages, and expenses (including attorneys' fees) which Ace may sustain or incur resulting from any act or failure to act (whether negligent, dishonest, or otherwise) by Company or any of Company's employees or other representatives (whether or not acting within the scope of employment) relating to this Agreement.

         e. Company will, at its expense, provide training of Ace's personnel from time to time (upon Ace's reasonable request) regarding Money Transfer Services procedures in connection with the establishment of the Money Transfer Services at an Acquired Competitive Location (as defined in paragraph 3 of Exhibit A) or regarding operational changes in the Software. That training will be provided at the Acquired Competitive Locations at which the Money Transfer Services are being established or (if related to changes in the Software) at Ace's regional locations and corporate office, as agreed by the Parties.

9. NO PUNITIVE OR CONSEQUENTIAL DAMAGES. Under no circumstances shall a Party be liable under this Agreement for any punitive or exemplary damages (however described) or for any consequential, indirect, special, or incidental damages (however described), even if the possibility of those damages was disclosed or otherwise known to that Party. This exclusion, however, does not affect a Party's liability for lost profits as part of actual damages for any breach of its obligations under this Agreement.

10.     FINANCIAL  RESPONSIBILITY.   Each  Party  agrees  to  maintain  a  sound
        financial   condition.   In  this  Agreement,   Ace's  "sound  financial
        condition" means that Ace meets both of the following credit criteria:

                  a. Each day Ace shall maintain Liquid Assets (as defined below) at least equal to Ace Working Indebtedness (as defined below). For this purpose, "Liquid Assets" means the sum (without duplication) of (i) the ledger balances of all bank accounts of Ace, (ii) the balances of all investment accounts of Ace, (iii) checks and other liquid instruments held by Ace pending deposit, (iv) cash in each of Ace's locations, (v) cash, checks, and other instruments in transit to bank accounts or to Ace's locations, and
                           (vi) cash, instruments, or other liquid assets of Ace held by Company. For this purpose "Ace Working Indebtedness" means the sum (without duplication) of
                           (A) the outstanding principal balance of Ace's indebtedness to lenders under its revolving (working capital) credit facilities and (B) the aggregate amount of Sales Proceeds pending remittance to Company under this Agreement.

                  b. The most recent quarterly or annual financial statements of Ace reflect a positive amount after deducting from EBITDA (as defined below) the sum of Ace's taxes and interest expense. For this purpose, "EBITDA" means Ace's earnings before interest, taxes, depreciation and amortization.


                  c. Ace agrees that its reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission will support its compliance with the credit criteria set forth in Sections 10.a and 10.b. In addition, if the existing Money Order Agreement between Ace and Travelers Express Company, Inc. dated as of April 6, 1998 (the "Money Order Agreement") expires or is terminated in accordance with its terms and is not replaced by an agreement between Ace and Travelers Express Company, Inc. that requires Ace to provide reports, at least as frequently as monthly, of compliance with credit criteria comparable to those set forth in Section 10.a, then Ace agrees to provide to Company a report showing Ace's compliance with the credit criteria set forth in Section 10.a as of the last business day of each calendar month during the effectiveness of this Agreement; that report will be provided to Company within five business days after the last business day of that calendar month. Ace further agrees that its annual audited financial statements will include an "unqualified" opinion by its outside auditors. As a publicly held company, Ace is required by applicable securities laws to make publicly available its annual and quarterly financial statements and related information; if Company is unable to obtain those financial statements and information through other sources, Ace will provide Company copies of those publicly available financial statements and information promptly upon Company's written request.

11. PAYMENTS AND COMMISSIONS TO ACE. The various payments to Ace and commission schedules for Ace's service as Company's agent for Money Transfer Services at Locations are set forth on Exhibit A.

12.      REMITTANCES AND REPORTS.

         a. Ace shall establish and maintain an account at a bank selected by Ace into which it will deposit all Sales Proceeds, or an amount of cash equal to all Sales Proceeds ("Trust Account"), and shall notify Company of that Trust Account. Ace will provide at least 15 days' written notice to Company before changing a Trust Account and will not terminate or close an existing Trust Account until a new Trust Account is open.

         b. Ace shall authorize Company to initiate ACH debit and credit entries on or to the Trust Account by executing and delivering to Company an authorization agreement substantially in the form of Exhibit B to this Agreement.

         c. If a day on which any amount is to be paid or remitted by one Party to the other in any manner (including by ACH debit or credit entry) under this Agreement is not a business day, that amount shall be due on the next business day.

         d. Reports to Company of Money Transfer Services transactions at Locations shall be made by Company's electronic transaction information transmitted by the Software.

13.      INTEREST.

         a. Any amount of the Incentive Bonus (as defined in paragraph 2 of Exhibit A) not paid by Company when due to Ace under this Agreement will bear interest (unless waived by Ace) until paid at an annual rate equal to the Prime Rate (as defined below) as that Prime Rate may be established from day to day. "Prime Rate" means the prime commercial rate of interest published by The Wall Street Journal for corporate loans by large U.S. money-center commercial banks. No interest will accrue on any adjustments.

         b. Interest will not exceed the amount or rate that may lawfully be charged under applicable Texas law, and any amount contracted for, charged, or taken in excess of the amount or rate allowed by law will be credited or refunded to Company. This Section 13.b overrides any other provision in this Agreement or in any document between the Parties related to this Agreement.

14. LOCATIONS. Ace is authorized to sell and provide Money Transfer Services only at the Locations. Ace agrees to give Company a list, before the Effective Date, of the Locations at which Money Transfer Services will be offered, sold, and provided under this Agreement beginning on or as of the Effective Date and to keep Company informed of the Locations where Ace offers, sells, and provides Money Transfer Services. Ace will give Company oral or written notice of Ace's intent to open or acquire any new Location at which Money Transfer Services will be offered, sold, and provided under this Agreement; Ace will give that notice at least 30 days, or as soon as reasonably practicable, before opening or acquiring the Location.

15.      ADVERTISING AND SIGNAGE.

         a. Company shall, at its expense, advertise and promote the Money Transfer Services, at the Locations and otherwise, on a national basis in the United States of America.

         b. Ace agrees to include Company's name or logo for Money Transfer Services on each permanent exterior sign for each Location at which Money Transfer Services are offered ("Sign"), subject to Company's payment or reimbursement as set forth in Section 15.c and to the Parties' agreement on the design or appearance of such Sign. The Parties agree to cooperate in good faith in determining the design or appearance of such Signs.

         c.       Company  agrees to pay or reimburse Ace the following for each
                  Sign: (i) $ * for each "can" or "pole" Sign and (ii) $ * for each "channel-letter" Sign. Such payment shall be made to Ace, by wire transfer to an account designated by Ace, by the tenth day of each calendar month for all Signs delivered to the applicable Locations in the preceding calendar month during which this Agreement is effective. Company's payment or reimbursement obligations regarding Signs that are replacements of permanent exterior signs at Effective Date Locations (as defined in paragraph 2.b of Exhibit A) shall not exceed a total of $ * during any calendar year, unless Company otherwise agrees. All costs or expenses of each Sign, other than the costs or expenses described above in this Section 15.c, shall be Ace's responsibility.

         d. Ace may not use Company's name or logo on any signage without Company's consent or approval.


         e. Each Party may, only with the other Party's written consent or approval, use the other Party's name, logos, trademarks, service marks, or other intellectual property in advertising


---------------

* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

                  or promotional materials prepared (directly or indirectly) by the first Party regarding the offering of Money Transfer Services during the effectiveness of this Agreement.

         f. Company may use or refer to Ace's name and Locations in any listing by or on behalf of Company of Money Transfer Services network locations.

16.      CONFIDENTIALITY.   The  Parties  shall   perform  the   Confidentiality
         Agreement that is set forth in the attached Exhibit C to this Agreement (the "Confidentiality Agreement").

17. DISPUTE RESOLUTION. Without limiting a Party's right to terminate this Agreement pursuant to any of subsections (i) through (x) of Section 18.b (including the other provisions of this Agreement referred to therein), the Parties will resolve any dispute, disagreement, claim, or controversy between them arising in connection with or relating to this Agreement, or the validity, interpretation, performance, breach, default, or termination of this Agreement ("Dispute"), in accordance with the attached Exhibit D to this Agreement ("Dispute Resolution").

18.      TERM AND TERMINATION.

         a. The effective term of this Agreement expires or ends at 11:59:59 p.m., Central Time, on December 31, 2007 (the "Stated Expiration Date"), subject, however, to extension of the term as described below in this Section 18.a and to the right of either Party to terminate this Agreement in accordance with
                  Section 18.b. The stated seven-year term shall be extended by Company's payment of New Location Bonuses (as defined in paragraph 3 of Exhibit A) for De Novo Locations (as defined in paragraph 3 of Exhibit A) and Acquired Competitive Locations (as defined in paragraph 3 of Exhibit A) as follows:

                  (i) This Agreement shall be effective as to each Acquired Competitive Location and each De Novo Location for which a New Location Bonus is paid (collectively, a "Bonus Location") before the Stated Expiration Date for seven years from the date at which the sale of Money Transfer Services is begun at that Bonus Location, and the term of this Agreement as to each such Bonus Location shall be considered so extended without any further action of either Party. Nevertheless, if at the Stated Expiration Date such seven-year term of this Agreement as to any Bonus Location does not expire, then, in lieu of the continuation of a separate term for each such Bonus Location, the term of this Agreement as to all Locations offering or (in accordance with paragraph 3.e of Exhibit A, if applicable) deemed to be offering Money Transfer Services at the Stated Expiration Date shall be extended, without any further action of either Party, as set forth below in this Section 18.a.

                  (ii) As of the Stated Expiration Date, the number of full calendar months (or partial months treated as full calendar months as provided below) remaining in the individual seven-year term ("Bonus Location Remaining Months") as to each of such Bonus Locations shall be determined. For purpose of this Section 18.a(ii), a partial month, if the number of days then remaining therein is 50% or more of the days in such month, shall be counted as a full month, but if less than 50%, shall not be counted as a full month. Then the aggregate number of Bonus Location Remaining Months shall be divided by the number of such Bonus Locations plus the number of other Locations at which Money Transfer Services are then being offered, and the product thereof in terms of whole months (calculated to hundredths and then rounded down to the next smaller whole number if .50 or less, or rounded up to the next higher whole number is more than .50) shall be the period by which the term of the Agreement shall be extended from the Stated Expiration Date. For example, if, at the --- ------- Stated Expiration Date, there are 1,000 non-Bonus Locations and 100 Bonus Locations with the following Bonus Location Remaining Months:

                                 Bonus Locations            Remaining Term
                                 -----------------------------------------
                                          20                      72
                                          20                      60
                                          20                      42
                                          15                      30
                                          15                      12
                                          10                       6

                           The aggregate number of Bonus Location Remaining Months would be 4,290 (i.e., 1,440 + 1,200 + 840 +
                           450 + 300 + 60), which,  when divided by 1,100 (i.e.,
                           1,000 + 100), would result in 3.90 months. Thus, under this example, the term of this Agreement would be extended for four months, which would result in an extension of the term of this Agreement to April 30, 2008.

         b.       A Party may terminate this Agreement as follows:

                  (i) Company may declare Ace to be in default and terminate this Agreement immediately upon notice if Ace shall fail to remit any Sales Proceeds due to Company under this Agreement and that failure continues for one business day after notice of nonremittance to Ace.

                  (ii) Either Party may declare the other Party to be in default and terminate this Agreement immediately upon notice if the other Party shall fail to maintain a sound financial position; provided, however, that the nondefaulting Party shall have five business days to declare the default and terminate this Agreement by written notice to the defaulting Party, and if the nondefaulting Party does not so declare the default and terminate within five business days, the particular default shall be deemed waived.


                  (iii) Ace may declare Company to be in default and terminate this Agreement immediately upon notice if Company shall fail to pay any installment of the Incentive Bonus due to Ace and that failure continues for five days after notice of nonpayment to Company.

                  (iv) Either Party may declare the other Party to be in default and terminate this Agreement on five days' notice upon the occurrence of a payment-related breach or default (other than as provided in subsection (i) of this Section 18.b) that is not cured within such five-day period.

                  (v) Either Party may declare the other Party to be in default and terminate this Agreement immediately upon notice if: (A) the other Party makes a general assignment of all or substantially all of its assets for the benefit of creditors; (B) the other Party applies for, consents to, or acquiesces in the appointment of a receiver, trustee, custodian, or liquidator for its business or all or substantially all of its assets; (C) the other Party files a voluntary or petition for relief under the United States Bankruptcy Code or other bankruptcy or insolvency laws; or (D) an involuntary bankruptcy or insolvency petition filed against the other Party is not dismissed within 90 days.

                  (vi) Ace may declare Company to be in default and terminate this Agreement upon notice as follows: If
                           (A) Company exercises its right under Section 5.b to limit the number of Money Transfer Services transactions or the dollar amount of Money Transfer Services that Ace may sell or provide, or to suspend Ace's right to sell or provide Money Transfer Services, (B) the limitation or suspension is longer than 30 consecutive days, and (C) the number or dollar amount of Money Transfer Services transactions that Ace is permitted to sell or provide during the limitation or suspension period is less than 90% of the number or dollar amount that Ace sold or provided before the limitation or suspension was imposed, or the effect of the limitation or suspension is to reduce the number or dollar amount of Money Transfer Services transactions that Ace sells or provides during the limitation or suspension period to 90% of the highest number or dollar amount that Ace sold or provided during any 30-consecutive-day period before the limitation or suspension, then Ace may terminate this Agreement immediately by giving written notice to Company within 90 days after the 30th day of the limitation or suspension or after the ten percent or more decrease occurs, whichever is later.

                  (vii) Ace may declare Company to be in default and terminate this Agreement in accordance with the following: If a Commission Material Adverse Change (as defined below) is determined to have occurred, then (unless that determination is made by arbitration in accordance with Exhibit D) Ace may give Company at least 30 days' prior written notice of termination; if that determination is made by arbitration in accordance with Exhibit D, however, Ace's notice of termination may be given ten days in advance. A "Commission Material Adverse Change" for purposes of this Section 18.b(vii) shall have occurred if:

                           (A) Ace's total commissions earned or received at all Locations from Money Transfer Services under this Agreement during either
                                    (x)  any  *  shall  have   declined   by  an
                                    aggregate of at least * as compared to the total of such commissions earned or received during the same period in the immediately preceding * (which may include * preceding the Effective Date), or (y) any * shall have declined by an aggregate of at least * from the total of such commissions earned or received during the immediately preceding * period (which may include * preceding the Effective Date); and

                           (B) Such decline shall be solely a result of any action or actions by Company (which shall include any deliberate omission by Company to act on any matter within its reasonable control) regarding or affecting the Money Transfer Services (including the pricing therefor), whether or not related to this Agreement, including, for example, Company's failure to respond to changes in technology, service capabilities, or products of competitors of Company in the money transfer business or Company's actions that materially change the manner in which Money Transfer Services are offered, sold, or provided by its agents or trustees for Money Transfer Services and Ace shall be unable to adapt to such changes within a reasonable time thereafter without a material adverse change in its financial condition in order to reasonably and materially adapt to such changes;

                           provided,that if Company does not agree that a Commission Material Adverse Change has occurred, then it will not be deemed to have occurred until so determined by agreement of the Parties or by arbitration in accordance with Exhibit D. Ace shall give written notice to Company of Ace's intent to


---------------

* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

                           terminate under this Section 18.b(vii) within 30 days following its receipt of the data related to the commissions from Money Transfer Services conducted at the Locations for the preceding calendar quarter; if Ace does not give that notice within that 30-day period, it shall not thereafter be entitled to terminate this Agreement under this Section 18.b(vii) based on any Commission Material Adverse Change that may be asserted with respect to the two consecutive calendar quarter period ended with that preceding calendar quarter or the four consecutive calendar quarter period ended with that preceding calendar quarter.



                  (viii) Company may declare Ace to be in default and terminate this Agreement in accordance with the following: If a Commission Material Adverse Change (as defined below) is determined to have occurred, then (unless that determination is made by arbitration in accordance with Exhibit D) Company may give Ace at least 30 days' prior written notice of termination; if that determination is made by arbitration in accordance with Exhibit D, however, Company's notice of termination may be given ten days in advance. A "Commission Material Adverse Change" for purposes of this Section 18.b(viii) shall have occurred if:

                           (A) Ace's total commissions earned or received at all Locations from Money Transfer Services under this Agreement during either
                                    (x) any * all have  declined by an aggregate
                                    of at least * as  compared  to the  total of
                                    such  commissions  earned or received during
                                    the same period in the immediately preceding
                                    *  which  may  include   calendar   quarters
                                    preceding the Effective Date) or (y) any * shall have declined by an aggregate of at least * from the total of such commissions earned or received during the immediately preceding * period (which may include * preceding the Effective Date); and

                                    (B) Such decline shall be solely a result of
                                    any action or  actions  by Ace (which  shall
                                    include  any  deliberate  omission by Ace to
                                    act  on any  matter  within  its  reasonable
                                    control)  regarding or affecting  the offer,
                                    sale,   or  provision   of  Money   Transfer
                                    Services  at the  Locations,  whether or not
                                    related to this  Agreement,  including,  for
                                    example, Ace's failure to respond to changes
                                    in  technology,   service   capabilities  or
                                    products and services made by Company and its other agents or trustees for Money Transfer Services unless such a response would result in a material adverse change in Ace's financial condition; or Ace's actions that materially change the manner in which Money Transfer Services are offered, sold, or provided to its customers; or Ace's material refusal or failure to promote the Money Transfer Services at the Locations; or Ace's changes in its store operations that materially affect customer traffic at the Locations and Company shall be unable to adapt to such changes within a reasonable time thereafter without a material adverse change in its financial condition in order


---------------

* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

                                    to reasonably and  materially  adapt to such
                                    changes;  except that Ace's  exercise of any
                                    of its  rights  granted  in this  Agreement,
                                    including  any  election  to  amend  (or not
                                    amend)  any  Consumer   Fee  under   Section
                                    3.b(ii) or any election  not to  participate
                                    in any price  promotion  for Money  Transfer
                                    Services,  shall  not be  deemed to be or to
                                    cause a Commission  Material Adverse Change;
                                    provided,that  if Ace does not agree  that a
                                    Commission   Material   Adverse  Change  has
                                    occurred, then it will not be deemed to have
                                    occurred until so determined by agreement of
                                    the Parties or by  arbitration in accordance
                                    with Exhibit D.  Company  shall give written
                                    notice  to  Ace  of   Company's   intent  to
                                    terminate  under  this  Section   18.b(viii)
                                    within 30 days following its receipt of data
                                    related  to  the   commissions   from  Money
                                    Transfer Services conducted at the Locations
                                    for  the  preceding  calendar  quarter;   if
                                    Company  does not give  that  notice  within
                                    that 30-day period,  it shall not thereafter
                                    be  entitled  to  terminate  this  Agreement
                                    under this Section  18.b(viii)  based on any
                                    Commission  Material Adverse Change that may
                                    be   asserted   with   respect  to  the  two
                                    consecutive calendar quarter period ended with that preceding calendar quarter or the four consecutive calendar quarter period ended with that preceding calendar quarter.

                  (ix) Either Party may declare the other Party in default and terminate this Agreement upon 30 days' written notice upon the occurrence of any material breach or default by the other Party not covered by subsections
                           (i) through (viii) of this Section 18.b. which is not cured within such 30-day period.

                  (x) Either Party may declare the other Party to be in default and terminate this Agreement immediately upon notice if the nondefaulting Party has terminated the Money Order Agreement in accordance with its terms, before the expiration of the Money Order Agreement, because of a payment-related default by the defaulting Party under the terms of the Money Order Agreement.

         c. A Party may not terminate this Agreement if the event or the circumstance described in Section 18.b., upon which that Party would rely in so terminating, was caused by that Party's breach of or default under this Agreement. The termination rights of a Party under Section 18.b. are not exclusive of any other right or remedy available to or granted to a nonbreaching or nondefaulting Party under this Agreement.

         d. Upon the expiration or termination of this Agreement, Ace will remit to Company, in accordance with Sections 3.b and 12, all Sales Proceeds and will pay to Company any other amounts it then owes to Company, and Company will pay to Ace all amounts it then owes to Ace. Each Party will also remain liable until it has fulfilled all of its obligations to the other Party that arose or accrued before the expiration or termination. Ace will pay the reasonable cost to return the blank Money

                  Transfer Checks to Company if Company has terminated this Agreement because of any breach or default by Ace; otherwise, Company will pay that cost.

         e. The Parties' respective rights and obligations under this Agreement will survive the expiration or termination of this Agreement to the extent necessary to give full effect to this Agreement. Without limiting the preceding sentence, the Parties' respective rights and obligations under Sections 4, 6, 7, 8, 12, 16, 17, 18, 19, 24, and 26 and under the
                  Confidentiality Agreement and Exhibit D will survive the expiration or termination of this Agreement.

19. REMEDIES AND WAIVERS. All remedies for any breach or default of this Agreement are cumulative. Except as provided in this Agreement, Party's delay or failure to enforce a right or pursue a remedy is not a waiver. A Party's waiver (not otherwise set forth in this Agreement) must be in writing and signed by it. A waiver of a Party's rights or remedies regarding a particular breach of or default under this Agreement is not a waiver of those rights or remedies, or any other rights or remedies, regarding any other breach of or default under this Agreement.

20. COMPLIANCE WITH LAW. Each Party agrees to comply in all material respects with all laws and regulations applicable to its activities under this Agreement, including laws and regulations that relate to money laundering. Ace agrees that it will sell and provide Money Transfer Services only at Locations where such Money Transfer Services may legally be sold and provided.

21. CHANGE OF OWNERSHIP OR CONTROL. Each Party agrees to notify the other Party if the first Party's board of directors votes or consents to change, or to recommend to that Party's shareholders that they vote or consent to change, the ownership or control of that Party or its business. Regardless of any change and any notice thereof in accordance with the preceding sentence, the Parties will remain obligated under this Agreement until this Agreement expires or is terminated according to its terms.

22. INSPECTIONS. Each Party has the right, once per calendar year, exercisable by reasonable prior notice to the other Party, to examine or inspect the books and records of the other Party relating to the performance of this Agreement. Such inspections shall be conducted at the office of the Party being audited. Each Party shall bear the expenses of conducting an inspection of the other Party's books and records. A Party's examination of the other Party's books and records may be conducted only during the other Party's normal business hours or at any other reasonable time to which the other Party may consent. An inspection shall be performed in a manner that does not unreasonably disrupt the other Party's normal business operations. The Party conducting an inspection may make and take away copies of any or all of the other Party's books and records being examined.

23. NOTICES. Except as otherwise provided in this Agreement, all notices, requests, and other communications from one Party to the other under this Agreement must be in writing and sent by facsimile, certified mail, overnight mail, or courier or delivered in person, in any case prepaid by the notifying Party, and must be addressed as follows:

          IF TO ACE:                         IF TO COMPANY:
          Ace Cash Express, Inc.             Travelers Express Company, Inc.
          Attention: President               Attention: General Mana
          1231 Greenway Drive, Suite 800     1550 Utica Avenue South
          Irving, Texas 75038                Minneapolis, Minnesota 55416
          Facsimile: (972) 582-1430          Facsimile: (612) 591-3325

          Copy to: Richard A. Tulli, Esq.    Copies to:
          Gardere & Wynne, L.L.P             Contracts Administration
          1601 Elm Street, Suite 3000        Facsimile: (612) 591-3399
          Dallas, TX 75201                   and
          Facsimile: (214) 999-4667          Chief Legal Counsel
                                             Facsimile: (612) 591-3859

         A Party may change its address for this purpose by giving written notice of that change to the other Party in accordance with this
         Section 23. Each notice, request, or other communication sent or delivered as provided above in this Section 23 will be deemed given, received, and effective on the date of actual receipt (or refusal) by the addressee.

24. ASSIGNMENT. This Agreement shall be binding on each of the Parties and their respective permitted successors and permitted assigns. Neither Party may assign its rights or obligations hereunder without the prior written consent of the other Party, except that (i) the consent may not be unreasonably withheld or delayed if the proposed assignment is to a Person that is capable of performing the assigning Party's obligations under this Agreement and is not a competitor of the nonassigning Party, and (ii) this restriction on assignment will not apply to a merger, consolidation, or share exchange by a Party or the transfer of the capital stock of a Party unless such transaction will render the assigning Party incapable of performing its obligations under this Agreement or result in ownership or control by a competitor of the non-assigning Party. Notwithstanding the foregoing, nothing in this Agreement prohibits the assignment of a Party's right to receive Sales Proceeds or other amounts due under this Agreement or Ace's grant of a security interest or lien in its rights as permitted by this Agreement to its secured creditors. Any purported assignment in violation of this
        Section 24 is void and ineffective.

25. INTERPRETATION AND DEFINITIONS. This Agreement is the result of the Parties' negotiations, and no provision of this Agreement is to be construed for or against either Party because of the authorship of that provision. In the interpretation of this Agreement, except where otherwise stated or the context otherwise requires:

         a. "business day" or "banking day" means any Monday through Friday, excluding any such day on which the Federal Reserve Bank of Minneapolis is authorized to be closed;

         b.       "including"   or  "include"  does  not  denote  or  imply  any
                  limitation;

         c. "Person" means any individual; any corporation, partnership, limited liability company, association, or other entity of any kind; or any government or governmental agency or authority;

         d.       "Section" refers to a Section of this Agreement; and

         e.       each Exhibit is an integral part of this Agreement.

26. MISCELLANEOUS. This Agreement, together with its Exhibits, is the entire agreement between the Parties relating to the subject matter of this Agreement. This Agreement can be amended or changed only by a writing signed by the Parties. Section headings are not part of this Agreement. If any part of this Agreement is or becomes invalid, it is or will be severed from the rest of this Agreement, and the rest of this Agreement remains or will remain in effect so long as (i) the continued effectiveness of the rest of this Agreement will not impose or result in any substantial economic detriment to either Party or (ii) the Parties amend this Agreement as necessary to preserve their underlying economic or financial arrangements. This Agreement may be signed in counterparts, with the same effect as if both Parties had signed the same paper; all counterparts are to be construed together to be one, and the same, document.

27. GOVERNING LAW. TEXAS LAW GOVERNS THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT, INCLUDING THE VALIDITY OR ENFORCEMENT AND THE CONSTRUCTION OR INTERPRETATION OF THIS AGREEMENT.

28. SIGNATURE DATE. This Agreement is signed by the Parties on June 30, 2000 (the "Signature Date").

SIGNATURES

ACE:                                       COMPANY:
ACE CASH EXPRESS, INC.                     TRAVELERS EXPRESS COMPANY, INC.


By:/s/ Jay B. Shipowitz                     By:   /s/ Michael Berry
------------------------------------        ------------------------------------
Name:  Jay B. Shipowitz                     Name:   Michael Berry
------------------------------------        ------------------------------------
Title: President                            Title:  VP-GM
------------------------------------        ------------------------------------




                                           MONEYGRAM  PAYMENT SYSTEMS,  INC.

                                           By: /s/ Michael Berry
                                           -------------------------------------
                                           Name:  Michael Berry
                                           -------------------------------------
                                           Title: VP-GM
                                           -------------------------------------

                      EXHIBIT A TO MONEY TRANSFER AGREEMENT

                            Payments and Commissions



1. PAYMENT. Company is paying Ace the amount of $989,400 on the Signature Date by wire transfer of funds to an account designated by Ace.

2.       INCENTIVE BONUS.

         a. Amount and Payment. Company shall pay Ace during the effectiveness of this Agreement until the Stated Expiration Date (but not during the term of any extension in accordance with Section 18.a) a total of $12,446,772.24 ("Incentive Bonus"). The Incentive Bonus shall be paid in equal installments of $148,175.86 (without any interest) monthly, on the first day of each calendar month beginning on the
                  Effective Date, by wire transfer of funds to an account designated by Ace. The amounts of the Incentive Bonus paid to Ace shall not be refundable (in whole or in part), but the Incentive Bonus, and the corresponding installments thereof, will be subject to reduction in accordance with paragraph 2.b of this Exhibit A. The Incentive Bonus relates only to the Locations, and not to any location owned and operated by any franchisee of Ace or any franchisee of any of Ace's subsidiaries.

         b. Incentive Bonus Reduction. If the Incentive Bonus Reduction Event (as defined below) occurs before the Stated Expiration Date, the amount of each subsequent monthly installment of the Incentive Bonus shall be reduced to the Prorata Installment Amount. After the Incentive Bonus Reduction Event occurs, upon each occurrence of a Subsequent Reduction Event (as defined below), the amount of each subsequent monthly installment of the Incentive Bonus shall be reduced to the Prorata Installment Amount. In this Agreement, the following terms shall have the respective meanings indicated:

                  (i) "Incentive Bonus Reduction Event": The initial occurrence of a Net Location Reduction in excess of * % of the total number of the Effective Date Locations.

                  (ii) "Effective Date Locations": The Locations opened and operating on the Effective Date.

                  (iii) "Net Location Reduction": The excess of (A) the total number of the Effective Date Locations closed or sold by Ace after the Effective Date, over (B) the total


---------------

* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

                           number  of  the  Acquired  MoneyGram   Locations  (as
                           defined in paragraph 3.a of this Exhibit A) acquired by Ace after the Effective Date.

                  (iv) "Subsequent Reduction Event": A Net Location Reduction, after (and after giving effect to) the occurrence of the Incentive Bonus Reduction Event, equal to at least * percent of the total number of the Effective Date Locations.

                  (v) "Prorata Installment Amount": That portion of $148,175.86 which is equal to the ratio of (A) the number of Locations at which the Money Transfer Services are then offered at the conclusion of the Incentive Bonus Reduction Event or a Subsequent Reduction Event, to (B) the total number of the Effective Date Locations.

3.       NEW LOCATION BONUS.

        a. Definitions. In this Agreement, the following terms shall have the respective meanings indicated:


                  (i) "De Novo Location": Any Location constructed and furnished by Ace on or after the Effective Date at or from which no money transfer services (including the Money Transfer Services) were offered by the previous occupant (if any) of that Location.

                  (ii) "Acquired Competitive Location": A Location that Ace has purchased or otherwise acquired directly, or indirectly through the purchase or acquisition of securities in any manner (including by merger, consolidation, or share exchange), at or from which a money transfer service competitive with the Money Transfer Services was offered immediately before Ace's acquisition.

                  (iii) "Acquired MoneyGram Location": Any Location that Ace has purchased or otherwise acquired directly, or indirectly by the purchase or acquisition of securities in any manner (including by merger, consolidation, or share exchange), at or from which Money Transfer Services were offered immediately before Ace's acquisition.

                   (iv)    "Acquired   Location":   Collectively,   an  Acquired
                           Competitive   Location  or  an   Acquired   MoneyGram
                           Location.


                   (v) "Grandfathered Location": Any Acquired Competitive Location at which Ace begins to offer the Money
                           Transfer Services at any time from (and including) January 1, 2000 through December 31, 2000.


------------------

* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

                  (vi) "Unmanned Location": Any De Novo Location which is not operated on a regular basis by on-site personnel of Ace and at which the Money Transfer Services are offered solely through a check-cashing machine or other automated or customer-operated equipment.

        b. New Location Bonus. For each De Novo Location (other than an Unmanned Location) opened by Ace and each Acquired Competitive Location acquired by Ace on or after the Effective Date at which the Money Transfer Services are offered, Company shall pay Ace the amount of $10,000 ("New Location Bonus"). The New Location Bonus shall be paid within 30 days after Ace first offers the Money Transfer Services at that De Novo Location (other than an Unmanned Location) or the Acquired Competitive Location, as the case may be, in accordance with the standard operating procedures established by the Parties for beginning to offer Money Transfer Services at a De Novo Location or an Acquired Location. For each De Novo Location that is an Unmanned Location, Company shall pay Ace a New Location Bonus only if the number of Money Transfer Service transactions conducted at that Unmanned Location equals or exceeds 120 in a calendar month for any three calendar months during any six consecutive calendar month period (the "Threshold"). In this circumstance, the New Location Bonus shall be paid within 30 days after the Threshold is met. A New Location Bonus shall only be payable regarding a Bonus Location, and not regarding any Acquired MoneyGram Location or any Location (including any Grandfathered Location) that was open and operating before the Effective Date. A New Location Bonus shall be payable on a pro rata basis for any Bonus Location opened or acquired by Ace after the Stated Expiration Date; for this purpose, the pro rata amount of the New Location Bonus shall be as follows:

                           ($10,000/84) times the number of full or partial calendar months remaining from the date on which the Bonus Location is opened or acquired through the expiration of the extended term of this Agreement under Section 18.a after the Stated Expiration Date.


         c. Unmanned Location Bonus. For each Unmanned Location opened by Ace on or after the Effective Date at which the Money Transfer Services are offered, Company shall pay Ace the amount of $1,000 ("Unmanned Location Bonus"). The Unmanned Location Bonus shall be paid within 30 days after Ace first offers the Money Transfer Services at the Unmanned Location. The Unmanned Location Bonus paid to Ace for an Unmanned Location shall be credited against any New Location Bonus that becomes payable to Ace for that Unmanned Location.

         d. Bonus Payments. Each New Location Bonus and each Unmanned Location Bonus shall be paid by ACH credit to an account designated by Ace. No Unmanned Location Bonus or, except as described in paragraph 3.e of this Exhibit A, New Location Bonus shall be refundable (in whole or in part).


---------------

* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

         e. Closed Bonus Locations. As of the Stated Expiration Date, the Parties will determine the number of Bonus Locations that Ace has closed or sold before the Stated Expiration Date. If the number of closed or sold Bonus Locations exceeds a number equal to * % of the total number of Bonus Locations, the following provisions of this paragraph 3.e shall apply: For each Bonus Location that is closed or sold by Ace before the Stated Expiration Date, either:

                  (i) Ace shall repay to Company that portion of the New Location Bonus which is equal to the ratio of (A) 84 less the number of full or partial months that the Money Transfer Services were offered at that Bonus Location to (B) 84; or

                  (ii) that Bonus Location shall be deemed to be open and offering Money Transfer Services at the Stated Expiration Date for the purpose of calculating the extension of the term of this Agreement after the Stated Expiration Date under Section 18.a, with the remaining term for that Bonus Location being deemed equal to 84 less the number of full and partial months that the Money Transfer Services were offered at that Bonus Location.

                  Ace's repayment of a portion of the New Location Bonus for a closed or sold Bonus Location under clause (i) of this paragraph 3.e, if it so chooses, shall be made within 30 days after the Stated Expiration Date by ACH credit or wire transfer to an account designated by Company.

         f. Relocated Locations. Ace may from time to time relocate one or more existing or previously existing Locations, including any Bonus Location. Any such relocation will not constitute or be considered the opening of a De Novo Location, the acquisition of an Acquired Location, or the closing or sale of a Bonus Location under this Agreement. For this purpose, a "relocation" of a Location is Ace's closing of an existing Location followed by the opening of a Location constructed and furnished by Ace (at or from which no money transfer services were offered by the previous occupant, if any) within a two-mile radius of the closed Location and within six months after the closing of the Location.

4.       COMMISSIONS TO ACE.

         a. Locations other than De Novo Locations. Upon and after the Effective Date, Company shall pay Ace the following commissions for Money Transfer Services transactions at all of the Locations (other than De Novo Locations) at which the Money Transfer Services are offered:



---------------

* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

                   (i) An amount equal to * % of the applicable Consumer Fee for each Transfer Send transaction; and

                   (ii) an amount equal to * % of the applicable Consumer Fee for each Transfer Receive transaction.

         b. De Novo Locations. Upon and after the Effective Date, Company shall pay Ace commissions for Money Transfer Services transactions at all of the De Novo Locations at which the Money Transfer Services are offered, depending upon the time during which the Money Transfer Services are offered at that De Novo Location, as follows:

                  (i) During the first year in which the Money Transfer Services are offered at the De Novo Location, an amount equal to * of the applicable Consumer Fee for each Transfer Send and each Transfer Receive transaction.

                  (ii) During the second year in which the Money Transfer Services are offered at the De Novo Location, an amount equal to * of the applicable Consumer Fee for each Transfer Send and each Transfer Receive transaction.

                  (iii) Thereafter, an amount equal to * of the applicable Consumer Fee for each Transfer Send and each Transfer Receive transaction.

                  For the purpose of this paragraph 4.b, the "first year" shall be (A) the 12-consecutive-calendar-month period beginning on the first day of the calendar month in which the Money Transfer Services are first offered at a De Novo Location, if the Money Transfer Services are first offered at the De Novo Location on or before the 15th day of the calendar month, or
                  (B) the 12-consecutive-calendar-month period beginning on the first day of the calendar month immediately following the calendar month in which the Money Transfer Services are first offered at a De Novo Location, if the Money Transfer Services are first offered at the De Novo Location after the 15th day of the calendar month; and the "second year" shall be the 12-consecutive-calendar-month period immediately following the expiration of the first year.

         c. Promotional Pricing. Ace may (but is not required to) cause the Locations within the market area(s) in which Company is conducting a price promotion for Money Transfer Services to participate in such price promotion. Ace understands that, if the Locations do participate, price promotions may result in reduced commissions (unless the Parties otherwise agree). If Ace elects not to have any Locations participate in a price promotion, the commissions payable to Ace under this Agreement shall not be affected.




---------------

* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

         d.       *

         e.       *

         f.       *

         g.       *

































---------------

* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

                      EXHIBIT B TO MONEY TRANSFER AGREEMENT

                           ACH Authorization Agreement


1. Ace hereby authorizes Company to initiate Automatic Clearing House ("ACH") debit and credit entries to the account specified below, which is the Trust Account under the Agreement. Such ACH debit and credit entries shall be in accordance with the Agreement, this Authorization, and the applicable rules relating to corporate trade payments entries of the National Automated Clearing House Association and its related member associations.

2. Ace warrants that the signatures below are all of the signatures necessary to make this Authorization effective as to debit or credit entries to the Trust Account. Ace will continue to maintain the account as the Trust Account while this Authorization is in effect, except to the extent permitted by Section 12. Neither Ace nor Company will be liable for any act or omission of any automated clearing house, depository, or other financial institution initiating or otherwise having or conducting transactions with the account.

3. Ace may terminate this Authorization by notice to Company in accordance with the Agreement. This Authorization shall remain in effect, however, as to all ACH debit or credit entries which occurred before the effective date of termination.


          *
--------------------------------------------------------------------------------
------------------------------------------------------------
DEPOSITORY NAME AND ADDRESS

          *                                  *
         ------------------------------     ------------------------------
         TRANSIT/ABA NUMBER                 ACCOUNT NUMBER

         Ace Cash Express, Inc.
         ------------------------------     ------------------------------

         *                                  *
         ------------------------------     ------------------------------
         EXACT NAME OF THE ACCOUNT          AGENT'S TELEPHONE


          /s/ Jay Shipowitz, President      /s/ Debra A. Bradford, CFO
         ------------------------------     ------------------------------
         SIGNATURE                          SIGNATURE

          Jay Shipowitz, President          Debra A. Bradford, CFO
         ------------------------------     ------------------------------
         PRINTED NAME AND TITLE             PRINTED NAME AND TITLE

                                            June   30, 2000
                                            ------------------------------
                                            DATE


---------------

* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

                      EXHIBIT C TO MONEY TRANSFER AGREEMENT

                            Confidentiality Agreement



1. CONFIDENTIAL INFORMATION. During the effectiveness of this Agreement, a Party may disclose trade secrets and confidential and proprietary information and materials, including information about its customers, businesses, third-party relationships, and intellectual property, to the other Party; that disclosure may be made in part by granting the other Party access to books and records in accordance with Section 22. All of this information is "Confidential Information" of the disclosing Party, except as specifically excluded below.

2. RESTRICTIONS ON USE OR DISCLOSURE. A Party shall not use or disclose any Confidential Information of the other Party except as necessary or appropriate to perform, implement, or exercise (or defend) rights or remedies under this Agreement.

3. INFORMATION EXCLUDED. A Party need not treat any of the following as Confidential Information of the other Party under this Agreement:

         a.       Information   which  is  or  becomes  publicly   available  or
                  available in the industry or is in the possession of a third party without any violation of this Agreement.

         b. Information which the Party can show was in its possession prior to receipt from the other Party.

         c. Information which is received by the Party from a third party without (to the knowledge of that Party) any obligation of confidentiality to the other Party.

4. COURT ORDERS, SUBPOENAS AND OTHER LEGAL REQUIREMENTS. A Party may disclose the other Party's Confidential Information to the extent required by court order or subpoena, without violating this Agreement; in this circumstance, the Party required to disclose must notify the other Party immediately and, at the reasonable request of the other Party, cooperate in any lawful effort to contest the subpoena or other legal process or to limit the scope of the disclosure. In addition, if a



---------------

* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

        Party reasonably believes that (based on advice of counsel) it has any other legal obligation to disclose Confidential Information of the other Party, then the disclosure may be made, to the extent required, without the consent of the other Party.

5. PRESS RELEASE. The Parties may, on or promptly after the Signature Date, jointly prepare and make a press release or public announcement about their entering into this Agreement. Neither Party may (unless legally required) make any other press release or public announcement about this Agreement without the prior consent of the other Party (which may not be unreasonably withheld or delayed).

6. MATERIALS. Materials in any medium containing Confidential Information, whether furnished to a Party by the other Party or prepared by a Party, are the sole property of the Party whose Confidential Information is contained in the materials and must be kept confidential in accordance with this Agreement, and must be delivered to the owning Party upon its request and, in any event, upon the expiration or termination of this Agreement.

7.      REMEDIES.  A Party's  breach of the  provisions of this  Confidentiality
        Agreement may cause irreparable harm to the other Party. Each Party agrees that in the event of a breach or a threatened breach by it, the other Party may seek injunctive relief in addition to other remedies available to it.

                      EXHIBIT D TO MONEY TRANSFER AGREEMENT

                               Dispute Resolution

1. NOTICE AND CURE. Except as otherwise specified in this Agreement, in the event of an actual or alleged non-payment-related breach of or default under this Agreement, the nonbreaching or nondefaulting Party shall give the breaching or defaulting Party written notice of the breach or default. The breaching or defaulting Party shall then have 30 days after that notice in which to cure the specified non-payment-related breach or default (unless that breach or default is not capable of being cured, in which case there will be no cure period).

2. NEGOTIATION. If a Dispute (including any Dispute about any remittance or payment to or by a Party under this Agreement) arises or if a non-payment-related breach or default has not been cured within the 30-day cure period set forth in paragraph 1 of this Exhibit D (if applicable), a Party may submit the Dispute (which, for the purpose of this and the following provisions of Exhibit D, shall include an uncured actual or alleged non-payment-related breach or default) in writing to the other Party in accordance with Section 23. Upon the other Party's receipt of that notice, the Parties agree to use their reasonable best efforts to negotiate a resolution of the Dispute. If the Parties are unable to resolve the Dispute by agreement within 30 days after receipt of that notice, each Party will promptly designate in writing one executive representative to, and they will use their respective reasonable best efforts to, negotiate a resolution of the Dispute within ten days after the expiration of that 30-day period.

3.      MEDIATION.

        a. If the Parties' representatives are unable to resolve the Dispute as provided above, either Party may, by notice to the other Party, require the Dispute to be submitted to nonbinding mediation.

        b. The Parties will attempt to agree upon and appoint a neutral mediator promptly after notice of mediation is given. If the Parties are unable to agree upon a mediator within five days after that notice, either Party may request the American Arbitration Association ("AAA") to appoint a neutral mediator, who will conduct the mediation. The mediation will be conducted, within 15 days after the mediator is appointed, in St. Louis, Missouri.

         c. Each Party will pay its own expenses, and the Parties will share equally the fees and expenses of the mediator, in connection with the mediation.

4.      ARBITRATION.

        a. If mediation fails to resolve the Dispute within 30 days after the date of submission, either Party may, by notice to the other Party, require the Dispute to be submitted to binding arbitration. When filing the demand for arbitration with AAA, the filing Party shall request the AAA to appoint a panel or board of three neutral arbitrators who are experienced in or knowledgeable about the money-order or check-cashing business.

        b. The board of arbitrators shall conduct the arbitration in accordance with the Commercial Arbitration Rules of the AAA then in effect, except as such rules may be modified for the purpose of the arbitration proceeding by all or a majority of the arbitrators or by written agreement of the Parties. The arbitration shall be conducted in St. Louis, Missouri. The arbitrators may, however, call and conduct hearings or meetings at such other places as the Parties may agree or as the arbitrators may, on the motion of a Party, determine to be necessary to obtain significant testimony or evidence.

        c. All statutes of limitations that would otherwise be applicable shall apply to any arbitration hereunder. The Federal Rules of Evidence and Procedure shall apply to the arbitration. The arbitrators may authorize all forms of discovery, including depositions, interrogatories and document production, on a showing of particularized need that the requested discovery is likely to lead to material evidence needed to resolve the Dispute and is not excessive in scope, timing or cost.

        d. The arbitration hearing shall be held within 30 days after the appointment of the arbitrators, unless the Parties otherwise agree. The final decision or award of the arbitrators shall be rendered within 15 days after the hearing. That final decision or award shall be made by unanimous or majority vote or consent of the arbitrators and shall be deemed issued at the place of arbitration. The arbitrators' decision shall be based upon this Agreement and applicable law.

        e. The final decision or award of the arbitrators shall be binding upon the Parties, and judgment thereon may be entered in any court having jurisdiction over one or both of the Parties or any of their respective assets. The Parties waive any right they may have to apply or appeal to any court for relief from the preceding sentence or from any decision of the board of arbitrators made, or any question of law arising, before the final decision or award. The final decision or award may include injunctive relief (other than temporary or provisional relief in response to any actual or threatened breach of this Agreement.

        f. The arbitrators shall award reasonable attorneys' fees and costs to the prevailing Party in the arbitration. Otherwise, each Party shall bear its own expenses, and one-half of the fees and expenses of the arbitrators, in connection with the arbitration proceedings.


5. TERMINATION AND OTHER REMEDIES. Except as provided in Section 18.b(i) through (x), neither Party may terminate this Agreement or exercise any other remedy until the Parties have worked through this dispute resolution procedure or one Party has failed to cooperate or perform its obligations under this Exhibit D; however, nothing in this Exhibit D prevents (i) a Party from applying to a court having jurisdiction to (A) enforce the dispute resolution procedure in this Exhibit D, (B) seek temporary or provisional injunctive relief, in response to an actual or threatened breach of this Agreement or otherwise so as to avoid irrevocable damage or maintain the status quo, until a final arbitration decision or award is rendered or the Dispute is otherwise resolved, or
        (C) challenge or vacate any final arbitration decision or award that does not comply with this dispute resolution procedure, as may have been modified by the Parties' agreement (if applicable), or (ii) the Parties from resolving any Dispute by written agreement.